                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report dated  November 19, 2007,  relating to the financial statements and financial highlights which appears in the September 30,
2007 Annual  Report to  Shareholders  of the Target  2010 Fund,  the Target 2015
Fund, the Target 2020 Fund, and the Target 2025 Fund which are also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings "Financial Highlights",  "Independent Registered Public
Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Kansas City, MO
January 22, 2008